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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. ________)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Commission file number 0-21205

                           NEW YORK BAGEL ENTERPRISES, INC.
                   (Name of Registrant as specified in its charter)

                                         NONE
       (Name of person(s) filing proxy statement if other than the Registrant)

Payment of filing fee:
[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. Title of each class of securities to which transaction applies:
     Aggregate number of securities to which transaction applies:
     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     Proposed maximum aggregate value of transaction:
     Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date filed:

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

                           NEW YORK BAGEL ENTERPRISES, INC.
                                   300 I.M.A. Plaza
                                250 North Water Street
                             Wichita, Kansas  67202-1213


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 20, 1998


To the Stockholders of
New York Bagel Enterprises, Inc.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of New York Bagel Enterprises, Inc. (the "Company") will be held at the Wichita Art Museum, 619 Stackman Drive, Wichita, Kansas 67203-3296, on the 20th day of May, 1998, at 1:00 p.m. (local time) for the following purposes:

     1. To elect two (2) directors to hold office until the 2001 Annual Meeting of Stockholders of the Company or until their respective successors shall have been duly elected and shall have qualified;

     2. To ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 27, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only common stockholders of record at the close of business on April 17, 1998, are entitled to notice of and to vote at the annual meeting.

     All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your shares voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of New York Bagel Enterprises, Inc. at any time prior to the voting thereof.

                               BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/  JON H. CRAMER

                               Jon H. Cramer,
                               CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

Wichita, Kansas
March 31, 1998

                           NEW YORK BAGEL ENTERPRISES, INC.
                                   300 I.M.A. Plaza
                                250 North Water Street
                             Wichita, Kansas  67202-1213
                                    (316) 267-7373

                                    March 31, 1998

                                   PROXY STATEMENT
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 20, 1998


     This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are furnished to holders of common shares, par value $0.01 per share (the "Common Shares"), of New York Bagel Enterprises, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 20, 1998, at 1:00 p.m. at the Wichita Art Museum, 619 Stackman Drive, Wichita, Kansas 67203-3296, and at any postponements or adjournments thereof. Only those stockholders of record at the close of business on April 17, 1998, will be entitled to receive notice of, and to vote at, the Annual Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are first being mailed to stockholders on or about April 20, 1998.

     All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the Proxy. If no directions have been specified on a Proxy, the Common Shares represented by that Proxy will be voted as follows:

     "FOR" the election of directors of the nominees named on the accompanying proxy; and

     "FOR" the ratification of the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for fiscal year 1998.

     Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Without affecting any vote previously taken, a stockholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing mailed to Jon H. Cramer, Secretary of the Company, at the Company's executive offices at 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, by executing a subsequent Proxy, or by attending the Annual Meeting and declaring to the Company such stockholder's intent to vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

     The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on April 17, 1998, is necessary to constitute a quorum at the Annual Meeting. As of March 1, 1998, the Company had 4,661,500 Common Shares issued and outstanding.

     Under Kansas law and the Company's Restated and Amended Bylaws, each stockholder is entitled to one vote for each Common Share held. Common Shares represented in person or by proxy but not voted with respect to a proposal are counted as present. In votes other than for the election of directors, the effect of abstention or a non-vote is the same as a "no" vote. In the election of directors, Common Shares as to which the authority to vote is withheld and the

Common Shares represented in person or by proxy but not voted with respect to the election of directors are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

     All costs of solicitation of the proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors, or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

                   DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NUMBER AND TERM OF DIRECTORS

     The Company's Articles of Incorporation divide the Board into three categories of as equal size as possible, with the terms of each category expiring in consecutive years so that only one category is elected in any given year. Successors to directors whose terms have expired are required to be elected by stockholder vote. Vacancies in unexpired terms and any additional positions created by Board action are filled by action of the existing Board. The terms of Messrs. Murfin and Sorrentino will expire at the 1998 annual meeting of stockholders of the Company; the terms of Messrs. Geresi, Hoover and Clark will expire at the 1999 annual meeting of stockholders; and the term of Mr. Walsh will expire at the 2000 annual meeting of stockholders.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The names of the directors, executive officers and significant employees of the Company, their respective ages, positions and director's terms are as follows:

 NAME                                AGE          POSITION
 ----                                ---  -------------------------------------
 Robert J. Geresi (1)  . . . . . . . 35   Chairman of the Board, Chief
                                          Executive Officer and President
 Paul T. Sorrentino (2)  . . . . . . 35   Vice President -- New Store
                                          Development and Director
 Paul R. Hoover (1)  . . . . . . . . 37   Vice President -- Strategic Planning
                                          and Director
 Jon H. Cramer . . . . . . . . . . . 32   Chief Financial Officer, Secretary
                                          and Treasurer
 Vincent J. Vrana  . . . . . . . . . 35   Vice President -- Training
 Markus K. Scholler  . . . . . . . . 43   Director of Franchise Operations
 Stanley K. Clark(1)(4)(5) . . . . . 45   Director
 David L. Murfin (2)(4)  . . . . . . 48   Director
 William J. Walsh, Jr.(3)(4)(5). . . 49   Director

--------------
(1) Category III Director (term expiring 1999).
(2) Category II Director (Nominee Director-term expiring at Annual Meeting).
(3) Category I Director (Term expiring 2000).
(4) Member of the Audit Committee.
(5) Member of the Compensation Committee.

     ROBERT J. GERESI has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1995. Mr. Geresi served as an executive officer of each of the six separate restaurant operating entities (the "Prior Entities") since their respective inceptions beginning in 1986, whereby, through a series of transactions, the Company succeeded to the business of the Prior Entities. From 1984 through 1986, Mr. Geresi served as a Senior

Financial Analyst of Grumman Aerospace Corp., Bethpage, New York. Since 1995, Mr. Geresi has served as a director of Cowboy Land Development, Inc., a real estate subsidiary of Karsten Creek Golf Course, Oklahoma State University Foundation. Mr. Geresi received a Bachelor of Arts degree in economics from Binghamton University, Binghamton, New York in 1984.

     PAUL T. SORRENTINO has served as Vice President -- New Store Development, as a Director of the Company since December 1995 and is a nominee to the Board for the Annual Meeting. Mr. Sorrentino served as an executive officer of each Prior Entity since their respective inceptions beginning in 1986. From 1985 to 1986, Mr. Sorrentino was a telecommunications consultant for Cameron Communications, Oklahoma City, Oklahoma. Mr. Sorrentino received a Bachelor of Arts degree in advertising from Oklahoma State University, Stillwater, Oklahoma in 1985.

     PAUL R. HOOVER has served as Vice President -- Strategic Planning and as a Director of the Company since December 1995. From June 1994 until December 1995, Mr. Hoover served as Vice President and as a Director of New York Bagel Enterprises, Inc., the franchisor entity of the Prior Entities. Since 1984, Mr. Hoover has been a Director and stockholder of West-Kan Foods, Inc., a Wendy's restaurant franchisee. Since October 1997, Mr. Hoover has been a Vice President, Director and stockholder of Commercial Equity, Inc., a private real etate company. From 1986 to 1990, Mr. Hoover was President of Midco Foods, Inc., a multi-concept restaurant franchisee. Mr. Hoover is the owner of and has served as the President of Paul R. Hoover Real Estate Company since 1990. Mr. Hoover received a Bachelor of Arts degree in geology from Wichita State University, Wichita, Kansas in 1983.

     JON H. CRAMER has served as Chief Financial Officer, Secretary and Treasurer of the Company since December 1996. From July 1988 to December 1996, Mr. Cramer was with KPMG Peat Marwick LLP, certified public accountants, most recently as a Senior Audit Manager. Mr. Cramer is a member of the American Institute of Certified Public Accountants and the Emporia State University Accounting Advisory Council. Mr. Cramer received a Bachelor of Science degree in accounting from Emporia State University, Emporia, Kansas in 1988. Mr. Cramer is a Certified Public Accountant.

     VINCENT J. VRANA has served as Vice President -- Training of the Company since December 1995. Mr. Vrana served as an executive officer of each Prior Entity since their respective inceptions beginning in 1986. Mr. Vrana received a Bachelor of Science degree in business administration from Oklahoma State University, Stillwater, Oklahoma in 1986.

     MARKUS K. SCHOLLER has served as Director of Franchise Operations of the Company since October 1994. From 1990 to 1994, Mr. Scholler was Training General Manager for J.S. Ventures, Inc., a multi-unit Applebee's Neighborhood Grill & Bar franchisee. From 1986 to 1990, Mr. Scholler was General Manager of Midco Foods, Inc., a multi-concept restaurant franchisee. Mr. Scholler is a Director of the Kansas Restaurant and Hospitality Association.

     STANLEY K. CLARK has served as a Director of the Company since December 1996. Mr. Clark is the owner of Stan Clark Cos., which owns and operates Eskimo Joe's restaurant, two additional restaurants and Joe's Clothes, a retail clothes operation. Mr. Clark serves as a Director of the Oklahoma Restaurant Association and serves on the Oklahoma Tourism and Recreation Commission. He received a Bachelor of Science degree in business administration from Oklahoma State University, Stillwater, Oklahoma in 1975.

     DAVID L. MURFIN has served as a Director of the Company since December 1995 and is a nominee to the Board for the Annual Meeting. From June 1994 until December 1995, Mr. Murfin served as a Director of New York Bagel Enterprises, Inc., the franchisor entity of the Prior Entities. Since 1978, Mr. Murfin has served in various capacities with, and since 1992 as President of, Murfin Drilling Company, an oil and gas production, exploration and drilling company. From 1975 to 1978, Mr. Murfin was a Production and Reservoir Engineer with Amoco Production Company. Mr. Murfin also serves as National Chairman of the Liaison Committee of Cooperating Oil and Gas Associations, President of the Kansas Independent Oil and Gas Association, a Director of the International Association of Drilling Contractors, Director of the Quivira Council of the Boy Scouts of America, a member of the Economic Analysis Panel of the Wichita Chamber of Commerce, and a Director of Heartspring. Since October 1997, Mr. Murfin has been

President, a Director and a stockholder of Commercial Equity, Inc., a private real etate company. Mr. Murfin received Bachelor of Science degrees in business administration and in mechanical engineering from the University of Kansas, Lawrence, Kansas in 1975.

     WILLIAM J. WALSH, JR. has served as a Director of the Company since December 1996. Since 1978, Mr. Walsh has served as President and Chief Operating Officer of Daland Corporation, a multi-unit, multi-state Pizza Hut franchisee. Mr. Walsh is a stockholder in Krop Foods, Inc., a Red Hot & Blue casual dining barbeque restaurant franchisee. From 1966 through 1978, Mr. Walsh was with Pizza Hut, Inc., most recently as Vice President of Franchising. During 1996, Mr. Walsh served as Chairman and is currently a member of the Board of Directors of the International Pizza Hut Franchise Holders' Association. Mr. Walsh is a member of the Young Presidents' Organization. He received a Bachelor of Science degree in business administration from Wichita State University, Wichita, Kansas in 1971.

     There are no family relationships among any of the executive officers or directors of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until the earliest of their death, resignation or removal.

     In January 1998, William S. Atherton resigned from the Board. The Board subsequently decreased the number of directors from seven to six.

BOARD MEETINGS

     The Board held five meetings during the fiscal year ended December 28, 1997. All directors attended at least 75% of the meetings of the Board. Other than Mr. Clark's absence from the sole Audit Committee meeting, all directors attended at least 75% of the meetings of the Board committees of which they are members.

BOARD COMMITTEES

     The Company's Board has two standing committees: the Audit Committee and the Compensation Committee. The functions of the Audit Committee, of which Messrs. Clark, Murfin and Walsh are members, are to make recommendations to the Board regarding the engagement of the Company's independent accountants and to review with management and the independent accountants the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. The Audit Committee held one meeting during fiscal 1997. The functions of the Compensation Committee, of which Messrs. Clark and Walsh are members, are to review and recommend to the Board the compensation, stock options and employment benefits of all officers of the Company, to administer the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan") to fix the terms of certain other employee benefit arrangements and to make awards under such arrangements. The Compensation Committee held three meetings during fiscal 1997. None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company has served as a member of the board of directors or the compensation committee of any company one of whose executive officers include a member of the Board or the Compensation Committee of the Company, other than Mr. Hoover. Mr. Hoover is Vice President, director and stockholder of Commercial Equity, Inc., a privately held real estate company. Members of the committees are appointed annually by the Board and serve at the discretion of the Board until their successors are appointed or their earlier resignation or removal. The Board does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company ("Nonemployee Directors") receive $250 per Board meeting attended and $125 per Board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at meetings. During fiscal 1997 total Nonemployee Directors' fees of $4,000 were paid in cash. Management directors received no fees for their services as a director on the Board. The Company granted on June 4,

1996, nonqualified stock options under the Incentive Plan to purchase 17,500 Common Shares to Mr. Murfin, who is a Nonemployee Director, at an exercise price equal to 110% of the price to public of the Company's initial public offering. The Company also granted on December 20, 1996, nonqualified stock options outside of the Incentive Plan to purchase 17,500 Common Shares to each of Messrs. Clark and Walsh, who are Nonemployee Directors, at an exercise price equal to $6.125 per Common Share which was 100% of the then close price of the Common Shares. The nonqualified stock options vest over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date. In October 1997, the Company canceled and reissued the aforementioned nonqualified stock options outside of the Incentive Plan with an exercise price of $5.50 per Common Share. While the Company does not have a formal policy concerning the granting of nonqualified stock options to Nonemployee Directors, the Company may grant such options to Nonemployee Directors in the future. See "Executive Compensation - Non-Plan Options."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and officer of the Company, each person who beneficially owns more than 10% of a registered class of the Company's equity securities and any other person subject to Section 16 of the Exchange Act with respect to the Company to file by specific dates with the United States Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. The Company is required to report in this Proxy Statement any failure of its directors and officers, beneficial owners of more than 10% of the Company's Common Shares and any other person subject to Section 16 of the Exchange Act with respect to the Company to file by the relevant due date any of these reports during the Company's fiscal year.

     To the Company's knowledge, all of the Company's officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements during fiscal 1997.

STOCKHOLDERS' AGREEMENT

     The stockholders prior to the Company's initial public offering and the Company are parties to a certain stockholders' agreement which sets forth certain agreements regarding the management of the Company (the "Stockholders' Agreement"). The Stockholders' Agreement provides that Messrs. Geresi, Vrana and Sorrentino and certain other stockholders shall designate three persons to stand for election as directors of the Company and that Messrs. Hoover and Murfin and certain other stockholders shall designate three persons to stand for election as directors of the Company. All stockholders who are parties to the Stockholders' Agreement have agreed to vote their shares in favor of the election of such designees. The Stockholders' Agreement will automatically terminate during August 1999. As of March 1, 1998, the stockholders prior to the Company's initial public offering have voting control over 53.2% of the outstanding Common Shares. Accordingly, such stockholders will be able to elect the entire Board and otherwise direct the affairs of the Company.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

     Messrs. Sorrentino and Murfin are the Board's nominees for election as directors, to serve as Category II directors until the 2001 annual meeting of stockholders or until their successors are elected and qualified.
Information concerning the nominees is set forth above. Messrs. Sorrentino and Murfin were previously elected to the Board by the Company's stockholders before the Company's initial public offering of its Common Shares.

     The Board currently consists of six members. The Board has determined to nominate two persons for election. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     If, for any reason, either of the nominees shall become unavailable for election, the individuals named in the enclosed Proxy may exercise their discretion to vote for any substitutes proposed by the Board, unless the Board should decide to reduce the number of directors to be elected at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for the election of each nominee for director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED HEREIN.

                                EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS BY REFERENCE, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, AND SHALL NOT BE DEEMED SOLICITING MATERIAL AS FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

                         REPORT OF THE COMPENSATION COMMITTEE

THE COMPENSATION COMMITTEE

     The Compensation Committee's stated purpose is to review and recommend to the Board of Directors (the "Board") the compensation, stock options and employment benefits of all officers of the Company, administer the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan"), fix the terms of other employee benefit arrangements and make awards under such arrangements. The Compensation Committee is composed of directors who have never served as officers of the Company. During January 1998, the Company's Board of Directors appointed Stanley K. Clark to serve as a member of the Compensation Committee and William S. Atherton and David L. Murfin resigned from the Compensation Committee. The following is a summary of certain policies of the Compensation Committee that affect the compensation paid to officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. The Compensation Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each officer's compensation package is comprised of two elements: (i) base salary that reflects individual performance and (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the officers and the Company's stockholders.

     FACTORS. Several important factors considered in establishing the components of each officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may, in its sole discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     BASE SALARY. The base salary for each officer is set on the basis of personal performance and internal comparability considerations. However, the Compensation Committee did not conduct a formal survey of executive officer salaries at such companies. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the "Performance Graph" section below.

     STOCK-BASED INCENTIVE COMPENSATION. The Company adopted the Incentive Plan in January 1996. The Incentive Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Shares and restricted stock to officers, employees and directors of and consultants and advisors to the Company. The purpose of the Incentive Plan is to attract, retain and motivate officers, employees, directors, consultants and advisors. The Incentive Plan authorizes the award of 500,000 Common Shares to be used for incentive stock options, nonqualified options or restricted stock. Under the Incentive Plan and at the discretion of the Board as recommended by the Compensation Committee, awards may be granted to officers, employees and directors of and consultants and advisors to the Company in the form of incentive stock options, nonqualified stock options and restricted stock. Stock options may be exercised at a purchase price as recommended by the Compensation Committee and determined by the Board, provided that the exercise price per share of incentive stock options under the Incentive Plan shall be an amount not less than 100% of the fair market value on the date the option is granted or 110% of fair market value for beneficial owners of 10% or more of the Company's outstanding Common Shares. Vesting requirements are also recommended by the Compensation Committee and determined by the Board. Thus, the optionee of incentive stock options receives a return only if the market price of the shares appreciates over the option term. The grants are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, even though certain officers of the Company are already significant stockholders of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). Moreover, the long-term vesting schedules encourage a long-term commitment to the Company by its officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each officer, and additional awards are considered upon past performance of the officer.

     STOCK OPTION REPRICING. During October 1997, the Compensation Committee recommended to the Board the repricing and replacement of all of the outstanding incentive stock option grants due to the exercise prices in excess of the current fair market value of the Company's Common Shares. The Compensation Committee determined that the objectives of the Incentive Plan and the objectives of the Compensation Committee are to promote the interests of the Company by providing employees an incentive to acquire a proprietary interest in the Company and to render or continue to render services to the Company. The Compensation Committee determined that the stock options outstanding at the time with exercise prices above the current fair market value of the Company's Common Shares did not provide sufficient equity incentive to the optionees. The Compensation Committee concluded that such option grants failed to further the objectives of the Incentive Plan. In the opinion of the Compensation Committee, the long-term interests of the Company and all of its stockholders are clearly served by the retention and motivation of the optionees who remain with the Company. The Compensation Committee recommended to the Board, and the Board so approved, that the option grants from the Incentive Plan be repriced by canceling and reissuing on a one-for-one basis at an exercise price of $5.50 per share which was greater than 100% of the market price of the Common Shares of the Company, with Messrs. Geresi, Sorrentino and Vrana's exercise price being $6.05 per share, which was greater than 110% of the market price of the Common Shares of the Company, such options vested as originally granted such that the new vesting periods were modified to give credit for the prior holding periods and the vesting periods did not start over. Executive officers of the Company which had stock options repriced include the following:

                                                     TEN-YEAR OPTION REPRICINGS
                                                                                                               Length of
                                          Number of         Market Price                                       Original Option
                                          Securities        of Stock at        Exercise Price                  Term
                                          Underlying        Time of            at Time of                      Remaining
                                          Options           Repricing or       Repricing or      New           at Date of
                                          Repriced or       Amendment          Amendment         Exercise      Repricing or
        Name                Date          Amended (#)             ($)               ($)          Price ($)     Amendment
        ----                ----          -----------       ------------       -----------       ---------     ---------
 Robert J. Geresi          10/6/97          20,000             $3.69              $9.90            $6.05        43 months
 Paul R. Hoover            10/6/97          20,000             $3.69              $9.00            $5.50       103 months
 Paul T. Sorrentino        10/6/97          20,000             $3.69              $9.90            $6.05        43 months
 Jon H. Cramer             10/6/97          20,000             $3.69              $6.75            $5.50       109 months

CHIEF EXECUTIVE OFFICER

     In fiscal 1997, Mr. Robert J. Geresi, Chairman, Chief Executive Officer and President of the Company, received total cash payments of $65,000 in salary. In fiscal 1997, Mr. Geresi was also granted options under the Incentive Plan to purchase 20,000 Common Shares. These options are exercisable at a price of $4.06 per share (110% of the fair market value at the date of grant), and vest as of the date of grant. The Compensation Committee notes that the Company under the strong leadership of Mr. Geresi produced significant growth in sales during the period. The Compensation Committee considers this level of compensation appropriate in light of Mr. Geresi's leadership of a growth oriented restaurant company which has been involved in significant development and acquisition activities during fiscal 1997 and has experienced significant increase in fiscal 1997 revenues, in spite of the performance of the Company's stock price. Mr. Geresi does not have an employment agreement with the Company.

LIMITATIONS ON DEDUCTIBILITY

     The Compensation Committee has reviewed the Company's informal compensation policies in light of amendments to the Internal Revenue Code enacted during 1993 that generally limit deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit). At present levels of compensation, these amendments do not limit the deductions to which the Company is entitled and the Compensation Committee has therefore concluded that no changes in the Company's compensation policies as a result of these amendments are appropriate.

SUMMARY

     The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interests of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate officers in a manner that reflects their contribution to both the short-term and long-term performance of the Company. The Compensation Committee intends to continue to emphasize programs that it believes positively affect stockholder value.

               NEW YORK BAGEL ENTERPRISES, INC., COMPENSATION COMMITTEE
                                     1998 Members
                      Stanley K. Clark and William J. Walsh, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of January 1998, the Compensation Committee of the Company is composed entirely of the two Nonemployee Directors named as signatories to the above Report of the Compensation Committee. Mr. David L. Murfin, a director of the Company, served on the Compensation Committee during fiscal year 1997. The Company leases certain office space from a company which is owned 7.1% by Mr. Murfin. The Company made aggregate rent payments under such sublease of $29,863 during fiscal 1997. Also, the Company entered into certain sale-leaseback transactions with a company owned principally by Mr. Murfin. The sale-leaseback transactions include five owned restaurant locations in which the Company sold such properties to such entity for approximately $2.0 million and leased them back for a 15-year period.
Minimum lease commitments pursuant to these five leases are as follows: years 1 through 5 - $1,227,000; years 6 through 10 - $1,349,700; and years 11 through 15 - $1,484,670. In addition, each of the five leases contain an option to renew for another ten years. Minimum lease commitments pursuant to these five leases, assuming all renewal options are exercised, are as follows: years 16 through 20 - $1,633,137; and years 21 through 25 - $1,796,449. The Company's original cost of the five restaurant locations was approximately $2.6 million. Independent appraisals related to the locations as well as current market lease rates were utilized in determining the Company's sale price. The sale price for all of the locations was reviewed and approved by the Company's Board. The Company believes that the above arrangements are fair and reasonable. The sale-leaseback transactions are required to be reported under Item 404 of Regulation S-K. See also "Certain Relationships and Related Transactions." During fiscal 1997, no other member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.

SUMMARY COMPENSATION TABLE

     The following table sets forth the salary and other annual compensation paid during the fiscal years ended December 28, 1997 and December 29, 1996, to the Company's Chief Executive Officer (the "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE
                                                                                                   LONG TERM
                                                               ANNUAL COMPENSATION               COMPENSATION
                                                         ------------------------------      ---------------------
                                                                         OTHER ANNUAL        SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION        FISCAL YEAR ENDED      SALARY        COMPENSATION(1)          OPTIONS(#)(2)
---------------------------        -----------------      ------        ---------------      ---------------------
Robert J. Geresi, Chief Executive         1997           $65,000            $   -0-                20,000
  Officer and President                   1996           $65,000(3)         $34,909                20,000(4)

-------------------
(1) Consists of amount reimbursed for payment of 1996 taxes while the Company operated as an S corporation. Mr. Geresi receives personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of annual salary reported for Mr. Geresi and, therefore, such benefits have not been included herein.
(2)  The outstanding options granted pursuant to the Company's Incentive Plan.
(3)  During April 1996, Mr. Geresi's salary was increased to $65,000 from
     $48,000.
(4) All 1996 options were originally granted on June 4, 1996, for the number of shares indicated. All such options were canceled and repriced on October 6, 1997. The options are exercisable according to the original vesting schedule in five increments of 20% each.

STOCK OPTION GRANT TABLE

     The following table sets forth certain information concerning options granted to the Named Executive Officer during the Company's fiscal year ended December 28, 1997:

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                            Potential Realizable
                                                                           Value at Assumed Annual
                                                                            Rates of Stock Price
                                                                              Appreciation for
                                Individual Grant(1)                            Option Term(3)
                 -----------------------------------------------------     -----------------------
                  Number of
                  Securities
                  Underlying      % Total
                   Options    Options Granted    Exercise
                   Granted    to Employees in      Price    Expiration       5%            (10)
 Name               (#)(2)      Fiscal 1997      ($/Share)     Date          ($)            ($)
 ----             ---------   ---------------    ---------  ----------     -------        -------
Robert J. Geresi  20,000           12.8%         $4.06      10/6/2002      $12,968        $37,800

----------------
(1) During 1997 the Company canceled and reissued certain options originally granted to Mr. Geresi during 1996 as further discussed in Note 4 to the Summary Compensation Table.
(2) The shares granted to Mr. Geresi are exercisable at an exercise price equal to 110% of the quoted market value as of the date of grant. All of these options are exercisable as such options were vested as of the date of grant.
(3) As required by the rules of the SEC, potential values are based on the assumption that the Company's Common Shares will appreciate in value from the grant date to the end of the option term (five years from the grant date) at annualized rates of five percent and ten percent (total appreciation of approximately 27.6% and 61.16%, respectively), and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Shares.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

     The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 1997, any value realized thereon, the number of unexercised options at the end of fiscal 1997 (exercisable and unexercisable) and the value of stock options held at the end of fiscal 1997 by the Named Executive Officer:

                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                      SHARES                 OPTIONS AT FISCAL YEAR END (#)   AT FISCAL YEAR END ($)
                     ACQUIRED       VALUE    -----------------------------  --------------------------
NAME              ON EXERCISE(#) REALIZED($)  EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----              -------------- -----------  -----------  -------------    -----------  -------------
Robert J. Geresi        0             0          28,000       12,000             0               0

EMPLOYMENT ARRANGEMENTS

     The Company has entered into a standard form of employment agreement with four restaurant management employees (the "Employment Agreements") concerning the acquisition of its Austin, Texas franchisee. Each of the Employment Agreements expires on August 31, 1998. The Company may terminate the employee if such termination is for "cause" as defined therein. The Company does not have an employment agreement with Mr. Geresi, the Named Executive Officer, or any other employee.

INCENTIVE PLAN

     SCOPE. The Board and stockholders of the Company have approved the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Shares and restricted stock to officers, employees and directors of, and consultants and advisors to, the Company. The purpose of the Incentive Plan is to attract, retain and motivate such persons.

     The Incentive Plan, as amended, authorizes the award of 500,000 Common Shares to be used for incentive stock options, nonqualified stock options or restricted stock grants, of which options to purchase 156,500 Common Shares were granted during fiscal 1997, none of which have been exercised, and 7,000 of which have terminated. Additionally, in October 1997, the Company canceled and reissued 206,000 incentive stock options that were originally granted in 1996 and 8,500 incentive stock options that were originally granted in January 1997. The reissuance consisted of reducing the original exercise price of such options which ranged from $6.13 to $9.90, to $5.50 for 154,500 options, and to $6.05 for 60,000 options. Vesting periods were not modified and are calculated from the original grant date. The exercise prices for such options were greater than the market price of the Common Shares on the modification date. As of December 28, 1997, 355,500 options were outstanding, net of terminated options. Certain nonqualified options originally granted under the Incentive Plan were canceled, repriced and reissued as nonqualified options outside of the Incentive Plan. If an award made under the Incentive Plan expires, is canceled or is otherwise terminated, those shares will be available for future awards under the Incentive Plan. The Incentive Plan will terminate during January 2006.

     ADMINISTRATION. The Incentive Plan is administered by the Company's Compensation Committee which is comprised of directors who are disinterested within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Subject to the provisions of the Incentive Plan, the Compensation Committee has authority to select those officers and employees of, and advisors and consultants to the Company to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, and to establish the terms, conditions and provisions of such awards. In making such award determinations, the Compensation Committee may take into account the nature of services rendered by the recipient, his or her present and potential contribution to the Company's growth and success, and such other factors as the Compensation Committee deems relevant. The Compensation Committee is authorized to interpret the Incentive Plan, to establish, amend, and revoke any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

     STOCK OPTIONS. Both incentive stock options and nonqualified stock options (collectively referred to as "Stock Options") may be granted pursuant to the Incentive Plan. All Stock Options granted under the Incentive Plan will have an exercise price per share to be determined by the Compensation Committee; provided that the exercise price per share under each incentive stock option shall not be less than the fair market value of a share of Common Shares at the time the incentive stock option is granted (110% of such fair market value in the case of incentive stock options granted to a stockholder who owns 10% or more of the Company's Common Shares). The maximum term for all Stock Options granted under the Incentive Plan is ten years (five years in the case of an incentive stock option granted to a stockholder who owns 10% or more of the Company's Common Shares). Moreover, no Stock Options may be granted under the Incentive Plan more than ten years after the date of its adoption. All Stock Options are non-transferable other than by will or the laws of descent and distribution or a qualified domestic relations order, and during an optionee's lifetime may be exercised only by the optionee or the optionee's guardian or legal representative. Stock Options are exercisable at such time and in such installments as the Compensation Committee may provide at the time the Stock Option is granted. The Compensation Committee may accelerate the exercisability of any Stock Option at any time. The purchase price for shares acquired pursuant to the exercise of a Stock Option must be paid in the manner determined by the Compensation Committee. The terms and conditions of Stock Options relating to their treatment upon termination of the optionee's employment or association with the Company will be determined at the time the Stock Options are granted. An optionee is not deemed to be the owner of any Common Shares subject to any Stock Option until the Stock Option has been exercised, the Company has issued and delivered the shares to the optionee and the optionee's name has been entered as a stockholder of record on the books of the Company. The Stock Options generally vest over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date, except for certain options to purchase 90,000 Common Shares granted in 1997 which vested as of the date of grant.
In the event of a change in control of the Company, as defined, awards under the Incentive Plan become exercisable within 60 days of the change in control.

     RESTRICTED STOCK. Restricted stock awards are grants of Common Shares made to officers and employees, subject to conditions established by the Compensation Committee. The terms of a restricted stock award, including the restrictions placed on such shares and the time or times at which such restrictions will lapse, shall be determined by the Compensation Committee at the time the award is made. Unless the Compensation Committee determines otherwise, holders of restricted stock shall have the right to vote the shares of restricted stock and to receive all dividends thereon. The Compensation Committee may determine at the time of an award of restricted stock that dividends paid on such shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of the restrictions on the shares of restricted stock or forfeited upon the forfeiture of the shares of restricted stock. The agreements evidencing awards of restricted stock shall set forth the terms and conditions of such awards and the effect of a grantee's termination of employment.

     ADJUSTMENTS. In the event of any change in the outstanding Common Shares by reason of any reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend or similar change in the corporate structure, the aggregate number of Common Shares with respect to which awards may be made under the Incentive Plan, and the terms and the number of shares of restricted stock, or the number of Common Shares underlying any outstanding Stock Options may be equitably adjusted by the Compensation Committee in its sole discretion.

     TERMINATION AND AMENDMENT. The Incentive Plan may be terminated or amended by the Board, provided that, in the absence of stockholder approval, no amendment of the Incentive Plan may materially increase the total number of Common Shares with respect to which awards may be made under the Incentive Plan (except as discussed in "--Adjustments" above), change the exercise price of a Stock Option, materially modify the requirements as to eligibility for participation in the Incentive Plan or materially increase the benefits accruing to participants under the Incentive Plan. No amendment of the Incentive Plan may adversely alter or impair any Stock Option or share of restricted stock awarded under the Incentive Plan prior to such amendment without the consent of the holder thereof.

NON-PLAN OPTIONS

     In addition to Stock Options granted pursuant to the Incentive Plan, the Company granted in December 1996, nonqualified options outside of the Incentive Plan to purchase 17,500 Common Shares (the "Non-Plan Options") to each of Messrs. Clark and Walsh. The Non-Plan Options were granted at an exercise price of $6.125 per share, 100% of the close price of the Common Shares on the grant date. The nonqualified options originally vested over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date. As described above, the Company canceled and reissued all Non-Plan Options out of the Incentive Plan. The repricing reissuance consisted of reducing the original per Common Share exercise price of such options which originally ranged from $6.13 to $9.90, to $5.50 per Common Share. The vesting periods of the reissued options retained the original vesting period. As of December 28, 1997, 70,000 Non-Plan Options were outstanding.

                                  PERFORMANCE GRAPH

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS SECTION ENTITLED "PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCED INTO ANY FILINGS OR INTO ANY FUTURE FILINGS, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

     The following graph compares the cumulative total stockholder return on the Company's Common Shares from August 27, 1996 (the date the Company became a public company) through December 28, 1997, with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Peer Group Index, as defined below. The graph assumes the investment of $100 in the Company's Common Shares and in each of the indexes on August 27, 1996 and reinvestment of all dividends. The initial public offering price of the Company's Common Shares was $9.00 per share.

                        COMPARISON OF CUMULATIVE TOTAL RETURN*
                        FOR THE PERIOD ENDED DECEMBER 28, 1997



             EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


 CUMULATIVE TOTAL RETURN                               12/29/96  12/28/97
 -----------------------                               --------  --------
 New York Bagel Enterprises, Inc.  . . . . . . . . .    $ 69.44   $ 21.53
 Nasdaq Stock Market Total Return Index  . . . . . .    $112.94   $138.66
 Peer Group Index  . . . . . . . . . . . . . . . . .    $ 80.72   $ 48.58

---------------------
* Cumulative Total Return assumes reinvestment of dividends. There were no dividends paid by the Company during the period presented. Cumulative Total Return assumes an initial investment of $100 on August 27, 1996.
** Peer Group Index is composed of restaurant companies with similar product offering and/or market capitalization. These companies are Au Bon Pain Co., Inc., BAB Holdings, Inc., Blimpie International, Inc., Einstein/Noah Bagel Corp., Landry's Seafood Restaurants, Inc., Logan's Roadhouse, Inc., Manhattan Bagel Company, Inc., Quality Dining, Inc., Quizno's Corp. and Schlotzky's, Inc.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT

     The following table presents certain information as of March 1, 1998, regarding the beneficial ownership of Common Shares by (i) all persons known by the Company to be beneficial owners of 5% of more of the Common Shares,
(ii) each of the directors and the Named Executive Officer of the Company individually, and (iii) all directors, the executive officers and the Named Executive Officer of the Company as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons listed below have sole voting and investment power and record and beneficial ownership with respect to such shares.

                                                      SHARES BENEFICIALLY OWNED
 NAME OF BENEFICIAL OWNER                            NUMBER(1)        PERCENTAGE
 ------------------------                            ---------        ----------
 Robert J. Geresi(2)(3)                               577,718           12.39%
 Paul T. Sorrentino(2)                                566,918           12.16%
 Paul R. Hoover(4)                                     81,973            1.76%
 Stanley K. Clark                                      17,000             *
 David L. Murfin(5)(6)                                398,871            8.56%
 William J. Walsh, Jr.                                  7,000             *

 Directors and executive officers as a
    group (seven persons)(7)                        1,667,480           35.77%

 Vincent J. Vrana(2)                                  528,939           11.35%

------------------
*    Less than one percent.

(1) The number of Common Shares beneficially owned by Messrs. Geresi, Sorrentino, Hoover, Clark, Murfin, Walsh and Vrana include 28,000, 18,000, 18,000, 7,000, 7,000, 7,000 and 18,000 shares, respectively, or 103,000 shares in the aggregate, which such persons have a right to acquire pursuant to stock options that are vested or vest within 60 days.
(2) The address for Messrs. Geresi, Sorrentino and Vrana is 115 East 8th, Stillwater, Oklahoma 74074-4601.
(3)  Includes 5,000 shares owned by Mr. Geresi's minor children.
(4)  Includes 5,000 shares owned by Mr. Hoover's minor children.
(5) The address for Mr. Murfin is 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213.
(6)  Includes 45,000 shares owned by Mr. Murfin's minor children.
(7) Includes 18,000 shares which Mr. Cramer has a right to acquire pursuant to stock options that are vested.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

     The Company currently leases space for a Company-owned New York Bagel restaurant located in Norman, Oklahoma from Bagel Land, Inc., an Oklahoma corporation, owned one-third each by Messrs. Geresi, Sorrentino and Vrana. The Company made aggregate rent payments under such lease of $28,200 during fiscal 1997. The lease is for a term of five years commencing June 1994 at a rent of $2,350 per month for 30 months and $2,500 per month for the remaining 30 months with an option to renew for five years at $2,650 for the first 30 months and $2,800 per month for the last 30 months.

     The Company leases space for a Company-owned New York Bagel restaurant located in Tulsa, Oklahoma from Cherry Street Land, Inc., an Oklahoma corporation, owned one-fourth each by Messrs. Geresi, Sorrentino, Vrana and an employee of the Company. The Company made aggregate rent payments under such lease of $27,600 during fiscal

1997. The lease is for a term of five years beginning January 1995 with an option to renew for five years and rent for the first 24 months of $2,300 per month, $2,500 per month for the next 36 months, $2,700 per month for the next 30 months and $2,900 per month for the last 30 months.

     The Company leases space for a Company-owned New York Bagel restaurant located in Oklahoma City, Oklahoma from L.P.V. Properties, L.L.C. which is owned one-third each by Messrs. Sorrentino, Vrana and an unrelated party. Rent payments begin in March 1998. The lease is for a term of ten years commencing March 1998 at a rent of $3,615 per month for 36 months, $3,775 per month for 36 months, $3,943 per month for 36 months and $4,118 per month for 12 months. The lease contains an option to renew by the Company for ten years with monthly rent payments at $4,303 for 24 months, $4,497 for 36 months, $4,700 for 36 months and $4,911 for 24 months.

     The Company subleases space for its corporate offices located in Wichita, Kansas from Murfin Drilling Company, Inc., a wholly owned subsidiary of Murfin, Inc. which is owned 7.1% by Mr. Murfin. The Company made aggregate rent payments under such sublease of $29,863 during fiscal 1997. The current sublease is on a month to month basis and is terminable on 30 days' notice by the Company.

SALE-LEASEBACK TRANSACTIONS

     During October 1997 and February 1998, the Company entered into agreements to sell and lease back five restaurant sites with an entity owned by Messrs. Hoover and Murfin. The sale-leaseback transactions include five owned restaurant locations in which the Company sold such properties to such entity for approximately $2.0 million and leased them back for a 15-year period. Minimum lease commitments pursuant to these five leases are as follows: years 1 through 5 - $1,227,000; years 6 through 10 - $1,349,700; and years 11 through 15 - $1,484,670. In addition, each of the five leases contain an option to renew for another ten years. Minimum lease commitments pursuant to these five leases, assuming all renewal options are exercised, are as follows: years 16 through 20 - $1,633,137, and years 21-25 - $1,796,449. The Company's original cost of the five restaurant locations was approximately $2.6 million. Independent appraisals related to the locations as well as current market lease rates were utilized in determining the Company's sale price. The sale price for all of the locations were reviewed and approved by the Company's Board.

DISTRIBUTIONS

     The Company made a $156,000 distribution on March 4, 1997 to the stockholders that existed prior to the Company's initial public offering in connection with their estimated federal and state income tax obligations attributable to the Company's 1996 S corporation earnings. In connection with such distribution, Messrs. Geresi, Sorrentino, Hoover, Vrana, Scholler and Murfin received $34,909, $34,937, $3,900, $32,562, $797 and $19,743,
respectively.

FRANCHISEE

     During August 1995, the Company entered into a Development Agreement with Mr. Vrana's brother and his partner concerning the development of three New York Bagel restaurants in Columbia, South Carolina on terms and conditions comparable to all other franchisees of the Company. Pursuant thereto, Mr. Vrana's brother and his partner have developed two restaurants and entered into franchise agreements with the Company in connection therewith.

SALE OF PROPERTY AND EQUIPMENT

     During October 1997, the Company entered into an asset sale and purchase agreement (the "Agreement") with Il Vicino International, L.L.C. ("IL Vicino"), a company in which Messrs. Hoover and Murfin have an ownership interest of up to fifty percent. The Agreement relates to certain equipment and leasehold improvements which the Company is selling to IL Vicino for $135,000 and the assumption by IL Vicino of the related real property lease liability. The

Company's sale price was based on the Company's original purchase price of approximately $85,000 and the estimated fair value of the assets as determined by the Company. The transaction was approved by the Company's Board. The Agreement includes certain contingencies, whereby either the Company or IL Vicino can rescind the Agreement. Hence, the transaction has not yet been consummated and may not consummate.

FUTURE TRANSACTIONS

     Although each of the foregoing transactions were among affiliated parties and necessarily involved conflicts of interest, the Company believes that they were on terms that were no less favorable than reasonably available from unaffiliated third parties. It is the Company's policy that all transactions between the Company and its affiliated entities, executive officers or directors will be subject to the review and approval of the majority of the Company's directors that do not have an interest in the transaction and will be on terms which will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

                                    PROPOSAL NO. 2

                       RATIFICATION OF INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the Company's independent accountants since its appointment for fiscal 1994. The Board on the unanimous recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 27, 1998, subject to ratification by the stockholders at the Annual Meeting. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     All services provided to the Company by KPMG Peat Marwick LLP were approved by the Audit Committee, which also considered the possible effect on the independence of KPMG Peat Marwick LLP by rendering such services. Audit services of KPMG Peat Marwick LLP for fiscal 1997 included the examination of the consolidated financial statements and services related to filings with the SEC.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of KPMG Peat Marwick LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1998.

                                    OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no other business that will be presented by management for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                    STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of the stockholders must be received by the Company in writing no later than December 21, 1998. Proposals must be mailed to New York Bagel Enterprises, Inc., 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, ATTN: Jon H. Cramer, Secretary.

                              ANNUAL REPORT (FORM 10-K)

     The Company undertakes, on written or oral request and without charge, to provide by first class mail or other equally prompt means within one business day of receipt of such request each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, as filed with the SEC, including the financial statements. Requests should be addressed to New York Bagel Enterprises, Inc., 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, ATTN: Jon H. Cramer, Secretary.

                               By Order of the Board of Directors

                                     /s/ JON H. CRAMER

                               Jon H. Cramer
                               CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
March 31, 1998

                           NEW YORK BAGEL ENTERPRISES, INC.
                                   300 I.M.A. PLAZA
                                250 NORTH WATER STREET
                              WICHITA, KANSAS 67202-1213
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert J. Geresi as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of common stock of New York Bagel Enterprises, Inc. (the "Company") held of record by the undersigned on April 17, 1998, at the Annual Meeting of Stockholders to be held on May 20, 1998 or any adjournment thereof.

          (Continued, and to be marked, dated and signed, on the other side)


A  /X/  Please mark your
        votes as in this
        example using
        dark ink only.

            FOR all nominees         WITHHOLD
            listed at right        AUTHORITY to
          (except as marked to   vote all nominees
          the contrary below)     listed at right
                                                                                                            FOR    AGAINST  ABSTAIN
                                                                               2. Proposal to ratify the    / /      / /      / /
1. Election of    / /                   / /       NOMINEES: David L. Murfin       appointment of KPMG Peat
   Directors                                                Paul T. Sorrentino    Marwick LLP, certified
                                                                                  public accountants, as the
                                                                                  independent auditors for the
                                                                                  Company for the fiscal year
                                                                                  ending December 27, 1998.

 (Instructions:  to withhold authority to vote for any                         3. In their discretion, the proxies are
 individual nominee, strike a line through that                                   authorized to vote upon such other
 nominee's name in the list at right).                                            business as may properly come before the
 __________________________________________                                       meeting or any adjournments thereof.

                                                                               THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                               VOTED  IN THE MANNER DIRECTED HEREIN.  IF NO
                                                                               DIRECTION  IS MADE, THIS PROXY WILL BE VOTED
                                                                               FOR PROPOSALS 1 AND 2.

                                                                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature_____________________________________________  Signature_________________________________________ Dated:__________________
                                                                        SIGNATURE IF HELD JOINTLY

Note:     Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.